THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------


US$60,000.00                                                   September 8, 2005

     For  value received, RAPIDTRON, INC., a Nevada corporation (the "Company"),
                                                                      -------
promises to pay to CERES FINANCIAL LIMITED, a BVI company, of Walkers Chambers, P.O. Box 92, Mill Mall, Road Town, Tortola, British Virgin Islands (the "Holder"), the principal sum of U.S. Sixty Thousand and 00/100 Dollars
 ------
(US$60,000.00). Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a rate equal to
                        ----
eight percent (8%) per annum, compounded annually. This Note is subject to the following terms and conditions.

     1.     MATURITY.  Unless converted as provided in Section 2, this Note will
            --------
automatically mature and be due and payable on September 30, 2005 (the "Maturity
                                                                        --------
Date").  Subject  to  Section  2  below,  interest shall accrue on this Note but
----
shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     2.     CONVERSION;  PAYMENT;  ETC.
            --------------------------

          (a) This Note shall be convertible at any time, in whole or in part, at the option of the Holder, into such number of fully paid and nonassessable shares of Common Stock of the Company ("Common Stock") as is determined by dividing (i) the entire principal amount of, and at the Holder's option accrued interest on, this Note on the date of such optional conversion, by (ii) a conversion price equal to the lesser of (i) US$0.175 per share or (ii) seventy-five percent (75%) of the lowest closing bid price for the Common Stock (as reported by Bloomberg) in any of the five (5) trading days immediately preceding the conversion date.

          (b) The conversion price shall be subject to adjustment from time to time as hereinafter provided in this Section 2(b):

          (i) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the conversion price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (ii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this debenture and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to Holder if Holder had exercised this debenture and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (iii) If and whenever the Company shall (1) issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of its Common Stock at a purchase price less than the conversion price in effect immediately prior to the time of such issuance or sale or (3) issue or sell any other securities that are convertible into shares of its Common Stock for a purchase or exchange price less than the conversion price in effect immediately prior to the time of such issuance or sale then, upon such issuance or sale, the conversion price shall be reduced to the price at which such shares of Common Stock are being issued or sold by the Company or the price at which such other securities are exercisable or convertible into shares of the Company's Common Stock.

          (c) No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the

Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note and the deliveries required pursuant to this
Section 2 in connection with such conversion, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NO HOLDER SHALL CONVERT THIS NOTE OR ANY PORTION THEREOF, IF AS A RESULT OF SUCH CONVERSION THE HOLDER WOULD THEN BECOME A "TEN PERCENT BENEFICIAL OWNER" (AS DEFINED IN RULE 16A-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) OF COMMON STOCK. FOR GREATER CERTAINTY, THE NOTE SHALL NOT BE CONVERTIBLE BY THE HOLDER TO THE EXTEND THAT, IF, AFTER GIVING EFFECT TO SUCH CONVERSION, THE HOLDER OF SUCH SECURITIES, TOGETHER WITH ITS AFFILIATES, WOULD IN AGGREGATE BENEFICIALLY OWN, OR EXERCISE CONTROL OR DIRECTION OVER THAT NUMBER OF VOTING SECURITIES OF THE COMPANY WHICH IS 10% OR GREATER OF THE TOTAL ISSUED AND OUTSTANDING VOTING SECURITIES OF THE COMPANY, IMMEDIATELY AFTER GIVING EFFECT TO SUCH CONVERSION. NOTWITHSTANDING THE FOREGOING, THIS LIMITATION SHALL NOT APPLY IF THE COMPANY DEFAULTS ON ITS PAYMENT OBLIGATIONS MADE UNDER THIS NOTE AND SUCH DEFAULT IS NOT CURED WITHIN 30 DAYS OF THE WRITTEN NOTICE OF SUCH DEFAULT.

          (d)     PAYMENT  OF INTEREST.  Upon conversion of the entire principal
                  --------------------
amount of this Note into the Company's capital stock, any interest accrued on this Note that is not by reason of Section 2 hereof simultaneously converted into Common Stock shall be immediately paid to the Holder.

          (e)     PAYMENT.  All  payments  shall  be made in lawful money of the
                  -------
United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. This Note may not be prepaid at any time without the prior written consent of the Holder.

          (f)     SECURITY.  This  Note  is  secured  by  a security interest in
                  --------
substantially all of the Company's tangible and intangible assets (including intellectual property) (collectively, the "Collateral"), granted to the Holder under a Security Agreement dated September 8, 2005. A default under the terms of this Note shall also constitute a default under the Security Agreement.

     3.     DUE ON SALE CLAUSE.   The Holder shall have the right, at its sole
            -------------------
option, to declare this Note immediately due and payable irrespective of the Maturity Date specified herein, upon the following events:

          (a) Twenty business days prior to the effective date of any Change of Control transaction undertaken without the prior written consent of the Holder, which consent the Holder shall have no obligation to give. A "Change of Control Transaction" means (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company; (iii) any sale of substantially all of the assets of the Company; or
(iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company unless, following the completion of such transaction, the then existing shareholders of Company own or control, directly or indirectly, at least 50% of the voting power or liquidation rights of Company or the successor of such merger, consolidation or statutory share exchange.

          (b) If the Company shall sell, convey, transfer, assign or further encumber the Collateral or any part thereof or any interest therein, whether legal or equitable, in any manner (whether voluntarily or involuntarily) not permitted under the Security Agreement, without the prior written consent of the Holder, which consent the Holder shall have no obligation to give. Any consent by the Holder to such a transfer may be predicated upon such terms, conditions and covenants as may be deemed advisable or necessary in the sole discretion of the Holder, including, but not limited to, the right to (i) require the transferee's assumption of personal liability on the debt hereunder, (ii) approve the form and substance of all transfer and assumption documents, (iii) change the interest rate, date of maturity and amount and/or schedule of payments hereunder and (iv) charge a fee based on a percentage of the original principal amount of this Note. The granting of permission for a transferee of the Collateral to assume this Note shall not in any manner be deemed a consent to any subsequent transfer, and the Holder shall retain the right to consent to such subsequent transfer or transfers on the terms and conditions stated above. Consent to one such transfer shall not be deemed to be a waiver of the right of such consent to further or successive transfers. No assumption or consent to any subsequent transfer shall be deemed to constitute a release of the Company's obligations hereunder.

     4.     TRANSFER;  SUCCESSORS  AND  ASSIGNS.
            -----------------------------------

          (a) The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred, or divided into two or more Notes of smaller denomination, subject to the following conditions. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note of such Holder's intention to do so, describing briefly the manner of the proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel. If in the opinion of the Company's counsel the proposed transfer may be effected without constituting a violation of the applicable U.S. state or federal securities laws, then the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Note, provided that an appropriate legend may be endorsed on this Note respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of such securities laws or adversely affect the exemptions relied upon by the Company. To such effect, the Company may request that the intended transferee execute an investment letter satisfactory to the Company and its counsel.

          (b) A register of the issuance and transfer of this Note shall be kept at the office of the Company, and this Note may be transferred only on the books of the Company maintained at its office. Each transfer shall be in writing signed by the then registered Holder hereof or the Holder's legal representatives or successors, and no transfer hereof shall be binding upon the Company unless in writing and duly registered on the register maintained at the Company's office. Upon transfer of this Note, the transferee, by accepting the Note, agrees to be bound by the provisions, terms, conditions and limitations of this Note and the Convertible Note and Warrant Purchase Agreement between the Company and the Holder dated effective as of July 29, 2005.

          (c) If in the opinion of the counsel referred to in this Section 4, the proposed transfer or disposition of the Note described in the Holder's written notice given pursuant to this Section 4 may not be effected without registration or without adversely affecting the exemptions relied upon by the Company, the Company shall promptly give written notice to the Holder and the Holder will limit its activities and restrict its transfer accordingly.

     5.     GOVERNING  LAW.  This  Note  and  all acts and transactions pursuant
            --------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     6.     NOTICES.  Any  notice required or permitted by this Note shall be in
            -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth herein or as subsequently modified by written notice.

     7.     AMENDMENTS  AND  WAIVERS.  Any term of this Note may be amended only
            ------------------------
with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder and each transferee of the Note.

     Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest. If this Note is not paid when due, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

                                            RAPIDTRON, INC.


                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                                            Address:  3151 Airway Ave., Bldg. Q,
                                            Costa Mesa, CA 92626